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                                                                    EXHIBIT 11.1

                          COAST DENTAL SERVICES, INC.
                    COMPUTATION OF PER SHARE EARNINGS (LOSS)


                                                                          QUARTER ENDED                SIX MONTHS ENDED
                                                                              JUNE 30,                     JUNE 30,
                                                                   ----------------------------   ----------------------------
                                                                       2003            2002           2003           2002
                                                                   ------------    ------------   ------------    ------------
Net (loss) income ..............................................   $   (324,229)   $     23,957   $   (719,925)   $  1,174,454
                                                                   ============    ============   ============    ============
SHARES:

Basic weighted average number of shares outstanding ............      2,132,477       2,091,223      2,134,477       2,091,223

Additional shares issuable under stock options for diluted
earnings per share .............................................             --          53,066             --          22,242
                                                                   ------------    ------------   ------------    ------------

Diluted weighted average number of shares outstanding ..........      2,132,477       2,144,289      2,134,477       2,113,465
                                                                   ------------    ------------   ------------    ------------

BASIC (LOSS) INCOME PER SHARE:
Net (loss) income ..............................................   $      (0.15)   $       0.01   $      (0.34)   $       0.56
                                                                   ============    ============   ============    ============

DILUTED (LOSS) INCOME PER SHARE:
Net (loss) income ..............................................   $      (0.15)   $       0.01   $      (0.34)   $       0.56
                                                                   ============    ============   ============    ============



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